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As filed with the Securities and Exchange Commission on March 19, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WALTER ENERGY, INC.
and other Registrants
(See Table of Additional Registrants below)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3429953 (I.R.S. Employer Identification Number)

4211 W. Boy Scout Boulevard,
Tampa, Florida 33607
(813) 871-4811
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Catherine C. Bona
Vice President, General Counsel and Corporate Secretary
4211 W. Boy Scout Boulevard,
Tampa, Florida 33607
(813) 871-4811
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Vincent Pagano, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock(1)	(2)	(2)	(2)	(3)

Preferred Stock	(2)	(2)	(2)	(3)

Debt Securities	(2)	(2)	(2)	(3)

Guarantees of Debt Securities	(2)	(2)	(2)	(3)

Warrants	(2)	(2)	(2)	(3)

Depositary Shares	(2)	(2)	(2)	(3)

Stock Purchase Contracts	(2)	(2)	(2)	(3)

Units	(2)	(2)	(2)	(3)

(1)
Each share of Common Stock registered hereunder includes an associated preferred stock purchase right. Until the occurrence of certain specified events, none of which have occurred, the preferred stock purchase rights will trade, and may be transferred, only with the Common Stock. The value attributable to the rights, if any, will be reflected in the offering price of the Common Stock. No separate consideration is payable for, and no additional registration fee is payable with respect to, the rights.

(2)
Omitted pursuant to General Instructions II.E. of Form S-3. An indeterminate amount of common stock, preferred stock, debt securities, guarantees of debt securities, warrants, depositary shares, stock purchase contracts and units are being registered as may from time to time be issued at indeterminate prices (including any common stock, preferred stock or debt securities that may be issued upon conversion of, or in exchange for, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be).

(3)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Blue Creek Coal Sales, Inc.	AL	63-1286986
J.W. Walter, Inc.	DE	59-1930648
J.W.I. Holdings Corporation	DE	13-3429715
Jim Walter Resources, Inc.	AL	59-2981186
Land Holdings Corporation	DE	13-3429706
Taft Coal Sales & Associates, Inc.	AL	63-1118731
Tuscaloosa Resources, Inc.	AL	63-1144869
Walter Coke, Inc.	DE	13-3429791
Walter Land Company	DE	59-1307709
Walter Minerals, Inc.	DE	13-3429714

PROSPECTUS

Walter Energy

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Stock Purchase Contracts
Units

Subsidiary Guarantors
Guarantees of Debt Securities

        From time to time, we may offer any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

        This prospectus provides a general description of these securities. We will provide the specific terms of the securities in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest.

        Investing in these securities involves risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under "Risk Factors" in our most recent annual report on Form 10-K (as it may be updated in our most recent quarterly report on Form 10-Q) filed with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2010

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus is accurate as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, sell common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock and/or debt securities and units under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

        To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under "Where You Can Find More Information" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information."

        Except as otherwise identified, references in this prospectus to the "Company," "we," "us" and "our" refer to Walter Energy, Inc. and its subsidiaries.

        Trademarks and servicemarks in this prospectus and in any accompanying prospectus supplement are the property of, or licensed by, us or our subsidiaries.

        References herein to "$," "dollars" and "U.S. dollars" are to United States dollars, and financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

 WHERE YOU CAN FIND MORE INFORMATION

        Pursuant to the requirements of the Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov or at our website at www.walterenergy.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement). You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        You may also obtain copies of this information at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

        Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

 DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

        We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 001-13711:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

  •
  Our Current Reports on Form 8-K filed with the SEC on February 22, 2010 and March 11, 2010; and

  •
  The description of our common stock on Form 8-A filed with the SEC on December 15, 1997, as amended or supplemented from time to time.

        These documents contain important information about our business and our financial performance.

        We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 001-13711. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

        You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Walter Energy, Inc.
4211 W. Boy Scout Boulevard,
Tampa, Florida 33607
Attention: Catherine C. Bona, Vice President, General Counsel and Corporate Secretary
Telephone: (813) 871-4811

 FORWARD-LOOKING AND CAUTIONARY STATEMENTS

        Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 ("the Act"). These forward-looking statements include statements that describe our business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements.

        Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include:

  •
  Deteriorating conditions in the financial markets;

  •
  Global economic crisis;

  •
  Decline in global steel demand;

  •
  Inaccessibility of coal needed for our cokemaking could impair our ability to fill customer orders;

  •
  Prolonged decline in the price of coal;

  •
  Our customers refusal to honor or renew contracts;

  •
  Market conditions beyond our control;

  •
  Title defects preventing us from (or resulting in additional costs for) mining our properties;

  •
  Unavailability of cost-effective transportation for our coal;

  •
  A significant increase in competitive pressures;

  •
  Significant cost increases and delays in the delivery of purchased components;

  •
  Availability of adequate skilled employees and other labor relations matters;

  •
  Greater than anticipated costs incurred for compliance with environmental liabilities;

  •
  Factors beyond our control could impact the accuracy of estimated coal reserves;

  •
  Future regulations could increase our costs or limit our ability to produce coal;

  •
  New laws and regulations to reduce greenhouse gas emissions could adversely impact the demand for our coal reserves;

  •
  Postretirement benefit and pension obligations could be materially higher than estimated if our underlying assumptions are incorrect;

  •
  Greater than expected workers' compensation and medical claims could reduce profitability;

  •
  Adverse rulings in current or future litigation could impact our profitability;

  •
  Inability to access needed capital could limit our ability to operate our business;

  •
  A downgrade in our credit rating could adversely impact our costs and expenses;

  •
  The anticipated loss of some of our executive officers and other key personnel as a result of the relocation of our corporate offices could harm our business;

v

  •
  Concentration of our coal and gas producing properties in one area subjects us to risk;

  •
  Our ability to attract and retain key personnel;

  •
  Our ability to identify suitable acquisition candidates to promote growth;

  •
  Volatility in the price of our common stock;

  •
  Our ability to pay regular dividends to stockholders could be restricted;

  •
  Potential suitors could be discouraged by our stockholder rights agreement;

  •
  Our exposure to indemnification obligations;

  •
  A former subsidiary may not be able to satisfy certain obligations to us and we could become liable for certain contingent obligations to them, which could become significant; and

  •
  Other factors, including other factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our other filings with the Securities and Exchange Commission.

        We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

        We are a leading U.S. producer and exporter of premium hard coking coal (commonly referred to as "metallurgical" coal) for the global steel industry. We also operate surface mines for the steam coal and industrial coal markets and produce metallurgical coke.

        Our principal executive offices are located at 4211 W. Boy Scout Boulevard, Tampa, Florida 33607, our telephone number is (813) 871-4811 and our website is www.walterenergy.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.

RISK FACTORS

        Our business is subject to uncertainties and risks and an investment in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement, including the risk factors incorporated by reference, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially and adversely affected by any of these risks. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

USE OF PROCEEDS

        Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our historical ratios of earnings to fixed charges and preferred stock dividends for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. During the periods indicated, we had no outstanding shares of preferred stock. Accordingly, our historical ratio of earnings to fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges in all periods.

        Earnings available for fixed charges consist of earnings from continuing operations before income taxes and fixed charges excluding capitalized interest, net of amortization, reduced by undistributed earnings of our less than 50% owned affiliates. Fixed charges consist of interest expense, amortization of debt discount and expenses and capitalized interest, plus that portion of rental expense estimated to be the equivalent of interest.

	Year Ended December 31,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges and preferred stock dividends	8.7	11.1	4.8	5.5	4.0

 DESCRIPTION OF CAPITAL STOCK

  General

        The following is a description of our capital stock. This description is not complete, and we qualify this description by referring to our certificate of incorporation and our by-laws, both of which we incorporate by reference in this prospectus, and to the laws of the state of Delaware.

        Our certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

        As of the close of business on March 1, 2010, we had approximately 53,553,320 shares of common stock outstanding, no shares of common stock held as treasury stock, and no outstanding shares of preferred stock.

  Common Stock

        Voting Rights.    Each holder of our common stock is entitled to one vote per share held of record on all matters as to which stockholders are entitled to vote. There are no cumulative voting rights in the election of directors. The quorum required at any stockholders' meeting for consideration of any matter is a majority of the issued and outstanding shares of our common stock, represented in person or by proxy. Generally, all matters submitted to a meeting of stockholders will be decided by the vote of the holders of record of a majority of the issued and outstanding shares of our common stock present at such meeting, represented in person or by proxy.

        Dividend Rights.    Holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for that purpose, subject to preferences that may be applicable to any outstanding preferred stock and any other provisions of our certificate of incorporation.

        Rights Upon Liquidation.    In the event of any liquidation, dissolution or winding up, the holders of our common stock are entitled, after payment of all of our obligations, and subject to the rights of holders of shares of any outstanding preferred stock, to receive pro rata any assets distributable to stockholders in respect of shares held by them.

        Miscellaneous.    All of the outstanding shares of our common stock are fully paid and non-assessable. Holders of common stock have no preemptive or other rights to subscribe for additional shares. No shares of common stock are subject to redemption or a sinking fund.

        Listing.    Our common stock is listed on the NYSE under the symbol "WLT."

        Common Stock Available for Issuance Under Stock Plans.    As of March 1, 2010, we had outstanding options under our stock plans to purchase an aggregate of approximately 968,408 shares of our common stock (with options relating to approximately 710,251 shares of common stock currently exercisable). In addition, as of March 1, 2010, we had approximately 245,609 unvested restricted stock units outstanding. As of that date, we had approximately 1,211,891 shares of common stock reserved for issuance under our Employee Stock Purchase Plan and approximately 2,063,921 shares of common stock reserved for issuance under our 2002 Stock Plan.

        Certain Effect of Authorized but Unissued Capital Stock.    As of March 1, 2010, we had approximately 146,446,680 shares of common stock available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on our capital stock.

        The existence of unissued and unreserved shares of common stock may enable our board of directors to issue shares to persons friendly to current management. In addition, if we issue preferred stock, such an issuance could render more difficult or discourage a third party's attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management, and could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

        Transfer Agent.    The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

  Preferred Stock

        Our board of directors has the authority, without further action by shareholders, to issue up to 20,000,000 shares of preferred stock in one or more series. The holders of our preferred stock do not have the right to vote, except as our board of directors establishes, or as provided in our restated articles of incorporation or as determined by state law.

        The board of directors has the authority to determine the terms of each series of preferred stock, within the limits of our restated articles of incorporation, our amended by-laws and the laws of the state of Delaware. These terms include the number of shares in a series, the consideration, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights, if any.

  Effects on Our Common Stock if We Issue Preferred Stock

        If we issue preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include the following:

  •
  diluting the voting power of shares of our common stock;

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  affecting the market price of our common stock;

  •
  delaying or preventing a change in control of Walter Energy;

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  making removal of our present management more difficult; or

  •
  restricting dividends and other distributions on our common stock.

  Stockholder Rights Plan

        We have entered into a stockholder approved rights plan under which each stockholder of record on April 23, 2009 (the "Record Date") received a dividend of one preferred stock purchase right (a "Right") for each share of common stock held. Each Right entitles the registered holder to purchase from us one one-thousandth of a fully paid non-assessable share of Junior Participating Preferred Stock, par value $0.01 per share ("Junior Preferred Stock") at a price of $150 per share, as the same may be adjusted (the "Purchase Price"). The description and terms of the Rights are set forth in the Rights Agreement between Walter Energy, Inc. and American Stock Transfer and Trust Company, LLC, dated as of April 24, 2009, as amended February 5, 2010 (the "Rights Agreement") as the same may be amended from time to time.

        The Rights will be evidence by the balances indicated in the book-entry account system of the transfer agent for the common stock registered in the names of the holder of the common stock, and no separate certificates representing the Rights will be distributed except as follows. The Rights will separate from the common stock, and be represented by separate rights certificates, upon the earlier of:

  •
  10 days following the date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), but excluding us, any of our subsidiaries, any of our employee benefit plans or any entity or trustee holding common stock for or pursuant to the terms of such plan, or for the purpose of funding such plan or funding other employee benefits (each, an "Exempted Entity"), has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of our outstanding common stock, or

  •
  10 days following the commencement of a tender offer or exchange offer that would result in a person or group (other than an Exempted Entity) beneficially owning 20% or more of our outstanding common stock (such earlier date, the "Distribution Date").

        Until the Distribution Date (or such earlier redemption or expiration of the rights):

  •
  the Rights will be transferable only with the common stock,

  •
  the surrender for transfer of any shares of common stock outstanding as of the record date will also constitute the transfer of the Rights associated with the common stock as evidenced by the book-entry account system of the transfer agent for common stock registered in the names of the holders of common stock.

        As soon as practicable following the Distribution Date, separate certificates representing the Rights will be mailed to holders of record of common stock as of the close of business on that date and, after that time, such separate rights certificates alone will represent the Rights. The rights are not exercisable until the Distribution Date and will expire on April 23, 2012 unless our board of directors exchanges or redeems them earlier, as described below.

        The Purchase Price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment to prevent dilution:

  •
  in the event of a stock dividend or reclassification of Junior Preferred Stock;

  •
  upon the grant to holders of Junior Preferred Stock or the right to subscribe for or purchase Junior Preferred Stock or stock convertible into Junior Preferred Stock with a conversion price below the current market price of the Junior Preferred Stock;

  •
  upon the distribution to holders of Junior Preferred Stock of indebtedness or assets or other subscription rights or warrants.

        The Rights are also subject to adjustment in the event of a stock dividend on the common stock occurring prior to the Distribution Date.

        Shares of Junior Preferred Stock purchased upon the exercise of the Rights will not be redeemable and will be entitled, when, as and if declared, to a minimum quarterly dividend of the greater of (a) $1 per share and (b) an amount equal to 1,000 times the dividend declared per share of common stock. In general, each share of Junior Preferred Stock will vote together with the common stock and any other voting stock. Each share of Junior Participating Preferred Stock will have 1,000 votes on all matters upon which the holders of common stock are entitled to vote. The holders of the Junior Preferred Stock shall be entitled to elect two directors if dividends on the Junior Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon. In the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Junior Preferred will be entitled to receive 1,000 times the amount received per share of common stock. The foregoing rights are protected by customary anti-dilution provisions.

        In the event that any person or group becomes an Acquiring Person, each holder of a Right (other than Rights that are beneficially owned by any Acquiring Person or its affiliates or associates, which shall be null and void) will thereafter have the right to receive, upon exercise and payment of the exercise price, common stock having a market value equal to two times the Purchase Price.

        In the event that, after a person or group has become an Acquiring Person, the company is acquired in a merger or other business combination or 50% or more of its consolidated assets or earning power are sold, each holder of a Right (other than Rights that have become void) shall thereafter have the right to receive, upon exercise and payment of the exercise price, common stock of the acquirer having a market value of two times the Purchase Price.

        At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person of beneficial ownership of 50% of the voting power of the common shares or other occurrences described in the foregoing paragraph, the board of directors may exchange the Rights (other than those that have become void) at an exchange ratio of one share of common stock per Right.

        At any time prior to an Acquiring Person becoming such, our board of directors may redeem the Rights, and for so long as the Rights are redeemable, the company may, except with respect to a decrease in the redemption price, amend any provision of the Rights Agreement.

        If a Qualified Offer, as described below, is made, the holders of 10% of the total voting power of all shares of common stock may direct the board of directors to call a special meeting of stockholders to authorize the redemption of all Rights. If such meeting is not held within 90 business days or the holders of a majority of the total voting power of all shares of common stock (other than those shares held by the offeror, its affiliates and associates persons) vote in favor of redemption of the Rights, the Rights shall be redeemed at the redemption price.

        A Qualified Offer, among other things, is a fully financed offer for all outstanding shares of common stock whose per share price offer exceeds the greatest of:

  i.
  the highest reported market price per share in the immediately preceding 24 months (provided that this clause (i) shall only be applicable to offers made on or prior to July 31, 2010);

  ii.
  the highest per share price paid by the person making the tender offer or any of its affiliates during the 24 month immediately preceding the commencement of the offer or prior to the expiration of the offer; and

  iii.
  the greater of (a) an amount that is 25% higher than the 12-month moving average share price (determined as of the trading day immediately preceding the commencement of such offer) and (b) an amount that is 25% higher than the closing price per share on the day immediately preceding such offer (provided that this clause (iii) shall only be applicable to offers made after July 31, 2010).

        A Qualifying Offer must be conditioned on the holders of two-thirds of the outstanding shares of common stock not held by the offeror, it affiliates and associates accepting such offer. Any non-cash consideration must consist of freely-tradable common stock of a publically-held company, and such offer must remain open for at least 120 business days following commencement. In addition, the board must be given access to conduct due diligence on the offeror to determine whether the consideration is fair and adequate.

        The Rights may have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire 20% or more of our outstanding common stock without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter acquirers from making takeover proposals or tender offers. The Rights are not intended to prevent a takeover, but are designed to enhance the ability of our board to negotiate with an acquirer on behalf of all the stockholders. The Rights should also not interfere with any merger or other business combination approved by our board of directors and our stockholders because our board of directors may redeem the Rights.

  Certain Provisions of Our Charter and By-Laws and Delaware Law

Amended and Restated Certificate of Incorporation; Amended and Restated By-Laws

        Constitution of Board of Directors.    Our Amended and Restated By-Laws provide that the board of directors must consist of not less than 5 and not more than 13 directors.

        Removal of Directors; Vacancies; Newly Created Directorships.    Our Amended and Restated By-Laws provide that directors may be removed in accordance with applicable law. Pursuant to the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any vacancies on our board of directors or newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director or by our stockholders.

        Calling of Special Meetings of Stockholders.    Our Amended and Restated By-Laws provide that special meetings of stockholders can be called only by our president, or by our president or secretary if directed by a majority of the entire Board.

        Advance Notice Requirements for Stockholder Proposals and Director Nomination.    Our Amended and Restated By-Laws provide that stockholders seeking to nominate candidates for election as directors or to propose other business to be considered by the stockholders at an annual meeting of stockholders or seeking to nominate candidates for election as directors at a special meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary at the principle executive offices of the Company. Generally, to be timely, a stockholder's notice regarding the nomination of candidates for election of directors or the proposal of other business to be considered by the stockholders at an annual meeting of stockholders must be delivered to the corporate secretary not less than ninety days nor more than one hundred and ten days prior to the first anniversary date of the preceding year's annual meeting. If the date of the annual meeting is advanced by more than twenty days, or delayed by more than ninety days, from the anniversary date, the stockholder's notice will be timely if it is delivered not earlier than the one hundred and tenth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of such meeting is first made. Generally, to be timely, a stockholder's notice regarding the nomination of candidates for election of directors at a special meeting of stockholders must be delivered to the corporate secretary not earlier than the one hundred and tenth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. Our Amended and Restated By-Laws also specify requirements as to the form and content of a stockholder's notice.

        Amendment.    Pursuant to the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation may generally be amended by the adoption of a resolution by our board of directors setting forth the proposed amendment, declaring its advisability and submitting the proposed amendment for approval by the affirmative vote of the holders of a majority of the voting power of the outstanding stock. Our Amended and Restated By-Laws may generally be amended by the affirmative vote of the holders of a majority of the voting power of the outstanding stock. All of the provisions of our Amended and Restated By-Laws may also be amended by the board of directors by vote of a majority of the whole Board, subject to the right of the stockholders to alter or repeal such amendments of the Amended and Restated By-Laws adopted by the board of directors as described above.

        Limitation of Liability; Indemnification.    The Delaware Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for breaches of directors' fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law regarding unlawful dividends or stock repurchases and redemptions, or (iv) for transactions from which the director derived an improper personal benefit.

        Our Amended and Restated Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided under the Delaware General Corporation Law. The effect of these provisions is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of fiduciary duty of care as a director except in certain limited situations. These provisions do not limit or eliminate rights of us or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's fiduciary duty of care.

        Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws provide that, to the fullest extent permitted by applicable law, we shall indemnify any current or former director, officer, employee or agent and such director's, officer's, employee's or agent's heirs, executors and administrators against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Company, or otherwise, to which such person was or is a party or is threatened to be made a party by reason of such person's current or former position with the Company or by reason of the fact that such person is or was serving, at our request, as a director, officer, partner, trustee, employee or agent of us or of another corporation, partnership, joint venture, trust or other enterprise. In addition, our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws provide that the Company shall, from time to time, reimburse or advance to any current or former director or officer or other person entitled to indemnification hereunder the funds necessary for payment of defense expenses as incurred.

Delaware Anti-Takeover Statute

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

  •
  the corporation has elected in its certificate of incorporation not to be governed by Section 203, which we have not done;

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  prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at the time of or after the person became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        The term "business combination" is defined generally to include, among other things, mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries, transactions which increase an interested stockholder's percentage ownership of stock and the receipt by an interested stockholder of a disproportionate financial benefit provided by or through the corporation or its majority-owned subsidiaries.

        The term "interested stockholder" is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, or the affiliates and associates of any such person.

        Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

 DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt or our subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities we offer will be issued under an indenture between us and Union Bank, National Association, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

  General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount", or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

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  The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

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  The title of the series of debt securities;

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  The price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  Any limit on the aggregate principal amount of the series of debt securities;

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  Whether the debt securities rank as senior debt, senior subordinated debt or subordinated debt or any combination thereof, and the terms of any subordination;

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  Whether securities issued by us will be entitled to the benefits of any guarantees and the form and terms of any guarantee;

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  The terms and conditions, if any, upon which the series of debt securities shall be converted into or exchanged for other securities;

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  Whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

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  The maturity date(s);

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  The rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  The manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

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  The place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

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  Provisions related to redemption or early repayment of the debt securities of our option;

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  Our obligation, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  The authorized denominations;

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  The form of the debt securities and whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

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  Any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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  Any changes in the trustee for such debt securities;

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  The portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  Any changes in or additions to the covenants applicable to the particular debt securities being issued;

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  Additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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  The currency of denomination of the debt securities;

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  The designation of the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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  If payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  The securities exchange(s) on which the debt securities will be listed, if any;

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  Whether any underwriter(s) will act as market maker(s) for the debt securities;

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  The extent to which a secondary market for the debt securities is expected to develop;

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  Additions to or changes in the provisions relating to covenant defeasance and legal defeasance;

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  Additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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  Additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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  Any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

        The applicable prospectus supplement will discuss certain U.S. federal income tax considerations for holders of any debt securities, if any, and the securities exchange or quotation system on which any debt securities are to be listed or quoted, if any.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

  Guarantees

        Certain of our domestic subsidiaries named as registrants in the registration statement of which this prospectus is a part, or any combination of them, may, jointly and/or severally, guarantee any or all of the series of debt securities. Guarantees may be full or limited, senior or subordinated, secured or unsecured, or any combination thereof. In all cases, however, the obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. The guarantees will not place a limitation on the amount of additional indebtedness that may be incurred by the guarantors.

  Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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  The conversion or exchange price;

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  The conversion or exchange period;

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  Provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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  Events requiring adjustment to the conversion or exchange price; and

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  Provisions affecting conversion or exchange in the event of our redemption of the debt securities.

  Consolidation, Merger or Sale

        We cannot consolidate or merge with or into, or lease, transfer or otherwise dispose of all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing entity or (2) the successor person to which our assets are transferred is a corporation, trust, limited liability company, partnership or other entity organized under the laws of any domestic or foreign jurisdiction and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such transaction unless immediately after completing the transaction, no Event of Default (as defined below) under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

  Events of Default

        The term "Event of Default," when used in the indenture with respect to any series of debt securities, unless otherwise indicated, means any of the following:

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  Failure to pay interest for 30 days after the date payment is due and payable;

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  Failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

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  Failure to make sinking fund payments, if any, when due in respect of that series;

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  Failure to perform other covenants (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after notice that performance was required;

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  Certain events in bankruptcy, insolvency or reorganization relating to us; or

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  Any other Event of Default provided in the applicable officers' certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

        If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and interest on all of the debt securities of such series to be due and payable immediately. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The holders of not less than a majority in aggregate principal amount of the debt securities of each affected series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

        If an Event of Default relating to certain events in our bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

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  The holder has previously given to the trustee written notice of default and continuance of such default;

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  The holders of not less than a majority in principal amount of the outstanding debt securities of that series have requested that the trustee institute the action;

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  The requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

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  The trustee has not instituted the action within 60 days of the request; and

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  The trustee has not received inconsistent direction by the holders of a majority in principal amount of that series of debt securities.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture. In addition, we will be required to notify the trustee in writing upon the occurrence of any such default.

  Transfer and Exchange

        Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the subheading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest, if any, on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

        We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, premium, if any, and interest, if any, on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

  Discharge, Defeasance and Covenant Defeasance

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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  We may omit to comply with the covenant described under the heading "Consolidation, Merger or Sale" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  Any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

        The conditions include:

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  Depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  Delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

  Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

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  Secure any debt securities and provide the terms and conditions for the release or substitution of the security;

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  Evidence the assumption by a successor person of our obligations;

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  Add covenants for the protection of the holders of debt securities;

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  Add any additional Events of Default;

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  Cure any ambiguity or correct any inconsistency or defect in the indenture;

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  Add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  Establish the forms or terms of debt securities of any series;

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  Eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

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  Evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  Conform any provision of the indenture, the securities of any series or any related guarantees or security documents to the description of such securities contained in the applicable prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents; and

  •
  Make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not materially adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  Reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  Reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  Reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  Reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  Waive a default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  Make the principal of or premium, if any, or interest, if any, on any debt security payable in currency other than that stated in the debt security;

  •
  Make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  Waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

  No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

  Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

  Concerning our Relationship with the Trustee

        From time to time, we and our subsidiaries may maintain ordinary banking and credit relationships with Union Bank, National Association and its affiliates.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants.

        The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and other documents applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and other documents that contain the terms of the warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

  •
  The offering price and aggregate number of warrants offered;

  •
  The currency for which the warrants may be purchased;

  •
  If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  If applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  In the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  The terms of our rights to redeem or sell the warrants;

  •
  Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  The dates on which the right to exercise the warrants will commence and expire;

  •
  The manner in which the warrant agreements and warrants may be modified;

  •
  A discussion of certain U.S. federal income tax consequences of holding or exercising the warrants;

  •
  The terms of the securities issuable upon exercise of the warrants; and

  •
  Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

 DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction or multiple of, to be described in an applicable prospectus supplement, of shares of a particular series of preferred stock.

        The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50 million.

        Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the heading "Description of Capital Stock."

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

        A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to a report that we file with the SEC incorporated by reference herein.

 DESCRIPTION OF UNITS AND STOCK PURCHASE CONTRACTS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common or preferred stock, debt securities, warrants or any combination of such securities. The applicable prospectus supplement will describe:

  •
  the terms of the units and of the common stock, preferred stock, debt securities, warrants or other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

        We may also issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units. The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units.

        Copies of the form of any agreements governing the units and the stock purchase contracts will be included as exhibits to reports that we file with the SEC incorporated by reference herein.

 PLAN OF DISTRIBUTION

        We may sell the securities offered pursuant to this prospectus in any of the following ways:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods of sale.

        We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

        The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Counsel for any underwriters, agents or dealers will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Walter Energy, Inc. appearing in Walter Energy, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of Walter Energy, Inc.'s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered.

SEC Registration Fee	(1)
Rating Agency Fees	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing Expenses	(2)
Trustee's Fees and Expenses	(2)
Miscellaneous	(2)
Total	(2)

(1)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the Registration Fee.

(2)
An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Delaware

        Walter Energy, Inc., J.W. Walter, Inc., J.W.I. Holdings Corporation, Land Holdings Corporation, Walter Coke, Inc., Walter Land Company and Walter Minerals, Inc. (the "Delaware Registrants") are incorporated in the State of Delaware.

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner that person reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe that person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action or suit by or in the right of the corporation under the same conditions, except that the indemnity may only include expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit and no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        The Fourth Amended and Restated Certificate of Incorporation (the "Charter") of the Company provides that, to the fullest extent permitted by applicable law, the Company shall indemnify any current or former director, officer, employee or agent against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action, suit or proceeding, to which such indemnified party was or is a party or is threatened to be made a party by reason of such indemnified party's position with the Company or by reason of the fact that such indemnified party is or was serving, at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Charter provides that the Company shall, from time to time, reimburse or advance to any current or former director or officer or other person entitled to indemnification hereunder the funds necessary for payment of defense expenses as incurred.

        Article IV of the By-Laws of the Company provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the DGCL. Article IV of the By-Laws also provides that the Corporation shall, from time to time, advance to any current or former director or officer or other person entitled to indemnification under the By-Laws the funds necessary for payment of defense expenses incurred.

        Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

        Article 6 of the Charter of the Company provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

        The other Delaware Registrants have provisions in their certificates of incorporation and/or bylaws that are similar to the foregoing provisions in the Company's certificate of incorporation and bylaws.

        The Company has entered into a Directors and Officers Indemnification Agreement with certain directors and officers which provides that directors and officers shall be indemnified to the fullest extent permitted by applicable law and obligates the Company to indemnify the directors and officers of the Company (a) if any director or officer is or may become a party to any proceeding against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal action or proceeding, in addition, only if such director or officer had no reasonable cause to believe that his or her conduct was unlawful, (b) if a director or officer is or may become a party to any proceeding by or in the name of the Company to procure a judgment in its favor against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, except no indemnification for expenses need be made in respect of any claim in which such director or officer shall have been adjudged liable to the Company unless a court in which the proceeding is brought determines otherwise and (c) if a director or officer has been successful on the merits or otherwise in defense of any proceeding or claim.

        The indemnification rights conferred by the Charter of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Alabama

        Blue Creek Coal Sales, Inc., Jim Walter Resources, Inc., Taft Coal Sales & Associates and Tuscaloosa Resources, Inc. (the "Alabama Registrants") are incorporated in the State of Alabama.

        Sections 10-2B-8.51 and 10-2B-8.56 of the Alabama Business Corporation Act provide that a corporation may indemnify an individual who is made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if: (1) the individual conducted himself or herself in good faith; (2) the individual reasonably believed: (i) in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation's best interests and (ii) in all other cases, that the conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director or officer: (x) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or (y) in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by him or her. Sections 10-2B-8.52 and 10-2B-8.56 provide that indemnification is mandatory for an officer or director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, against reasonable expenses incurred in connection therewith. The indemnification provisions of the Alabama Business Corporation Act are not exclusive and are deemed to be in addition to any provisions which may be contained in a corporation's articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise.

        The bylaws of each of the Alabama Registrants provide that, to the fullest extent permitted by the Alabama Business Corporation Act, such corporation shall indemnify any director or officer or former director or officer of such corporation, or may, at the discretion of the board, indemnify any current or former employee or agent of such corporation, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding brought by or in right of the corporation or otherwise, to which such person was or is a party or is threatened to be made a party by reason of such person's current or former position with the corporation or by reason of the fact that such person is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ITEM 16.    EXHIBITS

1.1	*	Form of Underwriting Agreement.
4.1		Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed by the Company on April 23, 2009).
4.2		Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 of Current Report on Form 8-K filed by the Company on November 24, 2008).
4.3		Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-1, filed on May 2, 1995).
4.4
Rights Agreement, dated as of April 24, 2009, between Walter Energy, Inc. and the Rights Agent, which includes the Form of Certificate of Designations as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed by the Company on April 23, 2009)
4.5		Indenture, dated March 19, 2010, between Walter Energy Inc. and Union Bank, National Association, as trustee (filed herewith).
4.6	*	Form of Debt Securities.
4.7	*	Form of Warrant Agreement.
4.8	*	Form of Warrant Certificate.
4.9	*	Form of Depositary Agreement.
4.10	*	Form of Purchase Contract Agreement.
4.11	*	Form of Unit Agreement.
5.1		Opinion of Simpson Thacher & Bartlett LLP (filed herewith).
12.1		Computation of ratios of earnings to fixed charges and preferred stock dividends (filed herewith).
23.1		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.2		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).
23.3		Powers of Attorney (included on the signature pages).
25.1		Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Debt Securities (filed herewith).

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

ITEM 17.    UNDERTAKINGS

        Each of the undersigned registrants hereby undertakes:

          (a)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

    individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

    Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

          (d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 18th day of March, 2010.

WALTER ENERGY, INC.
By:	/s/ JOSEPH B. LEONARD
	Name:	Joseph B. Leonard
	Title:	Interim Chief Executive Officer and Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Leonard, Lisa A. Honnold and Catherine C. Bona and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2010.

Signature	Title

/s/ JOSEPH B. LEONARD Joseph B. Leonard (Principal Executive Officer)	Interim Chief Executive Officer and Director
/s/ LISA A. HONNOLD Lisa A. Honnold (Principal Accounting Officer and Principal Financial Officer)	Interim Chief Financial Officer, Senior Vice President and Controller
/s/ HOWARD L. CLARK, JR. Howard L. Clark, Jr.	Director

Signature	Title

/s/ JERRY KOLB Jerry Kolb	Director
/s/ PATRICK A. KRIEGSHAUSER Patrick A. Kriegshauser	Director
/s/ VICTOR P. PATRICK Victor P. Patrick	Director
/s/ BERNARD G. RETHORE Bernard G. Rethore	Director
/s/ GEORGE RICHMOND George Richmond	Director
/s/ MICHAEL T. TOKARZ Michael T. Tokarz	Director
/s/ A.J. WAGNER A.J. Wagner	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 18th day of March, 2010.

BLUE CREEK COAL SALES, INC.
By:	/s/ LISA A. HONNOLD
	Name:	Lisa A. Honnold
	Title:	Vice President and Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Leonard, Lisa A. Honnold and Catherine C. Bona and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2010.

Signature	Title

/s/ MICHAEL MADDEN Michael Madden (Principal Executive Officer)	President
/s/ LISA A. HONNOLD Lisa A. Honnold (Principal Accounting Officer and Principal Financial Officer)	Vice President and Director
/s/ MILES C. DEARDEN, III Miles C. Dearden, III	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 18th day of March, 2010.

J.W. WALTER, INC.
By:	/s/ LISA A. HONNOLD
	Name:	Lisa A. Honnold
	Title:	Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Leonard, Lisa A. Honnold and Catherine C. Bona and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2010.

Signature	Title

/s/ MILES C. DEARDEN, III Miles C. Dearden, III (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)	President and Director
/s/ LISA A. HONNOLD Lisa A. Honnold	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 18th day of March, 2010.

J.W.I HOLDINGS CORPORATION
By:	/s/ LISA A. HONNOLD
	Name:	Lisa A. Honnold
	Title:	Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Leonard, Lisa A. Honnold and Catherine C. Bona and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2010.

Signature	Title

/s/ MILES C. DEARDEN, III Miles C. Dearden, III (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)	President and Director
/s/ LISA A. HONNOLD Lisa A. Honnold	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 18th day of March, 2010.

JIM WALTER RESOURCES, INC.
By:	/s/ LISA A. HONNOLD
	Name:	Lisa A. Honnold
	Title:	Authorized Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Leonard, Lisa A. Honnold and Catherine C. Bona and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2010.

Signature	Title

/s/ GEORGE R. RICHMOND George R. Richmond (Principal Executive Officer)	Chief Executive Officer and Director
/s/ GREGORY H. DEAN Gregory H. Dean (Principal Accounting Officer and Principal Financial Officer)	Vice President and Chief Financial Officer
/s/ MILES C. DEARDEN, III Miles C. Dearden, III	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 18th day of March, 2010.

LAND HOLDINGS CORPORATION
By:	/s/ LISA A. HONNOLD
	Name:	Lisa A. Honnold
	Title:	Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Leonard, Lisa A. Honnold and Catherine C. Bona and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2010.

Signature	Title

/s/ MILES C. DEARDEN, III Miles C. Dearden, III (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)	President and Director
/s/ LISA A. HONNOLD Lisa A. Honnold	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 18th day of March, 2010.

TAFT COAL SALES & ASSOCIATES, INC.
By:	/s/ LISA A. HONNOLD Name: Lisa A. Honnold Title: Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Leonard, Lisa A. Honnold and Catherine C. Bona and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2010.

Signature	Title

/s/ CHARLES C. STEWART Charles C. Stewart (Principal Executive Officer)	President
/s/ GREGORY R. SCOTT Gregory R. Scott (Principal Accounting Officer and Principal Financial Officer)	Chief Financial Officer
/s/ MILES C. DEARDEN, III Miles C. Dearden, III	Director

Signature	Title

/s/ LISA A. HONNOLD Lisa A. Honnold	Director
/s/ GEORGE R. RICHMOND George R. Richmond	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 18th day of March, 2010.

TUSCALOOSA RESOURCES, INC.
By:	/s/ LISA A. HONNOLD Name: Lisa A. Honnold Title: Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Leonard, Lisa A. Honnold and Catherine C. Bona and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2010.

Signature	Title

/s/ CHARLES C. STEWART Charles C. Stewart (Principal Executive Officer)	President
/s/ GREGORY R. SCOTT Gregory R. Scott (Principal Accounting Officer and Principal Financial Officer)	Chief Financial Officer/Controller
/s/ MILES C. DEARDEN, III Miles C. Dearden, III	Director

Signature	Title

/s/ LISA A. HONNOLD Lisa A. Honnold	Director
/s/ GEORGE R. RICHMOND George R. Richmond	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 18th day of March, 2010.

WALTER COKE, INC.
By:	/s/ LISA A. HONNOLD Name: Lisa A. Honnold Title: Authorized Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Leonard, Lisa A. Honnold and Catherine C. Bona and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2010.

Signature	Title

/s/ CHARLES C. STEWART Charles C. Stewart (Principal Executive Officer)	President and Chief Operating Officer
/s/ CAROL W. FARRELL Carol W. Farrell (Principal Accounting Officer and Principal Financial Officer)	Executive Vice President and Chief Financial Officer
/s/ MILES C. DEARDEN, III Miles C. Dearden, III	Director
/s/ GEORGE R. RICHMOND George R. Richmond	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 18th day of March, 2010.

WALTER LAND COMPANY
By:	/s/ LISA A. HONNOLD Name: Lisa A. Honnold Title: Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Leonard, Lisa A. Honnold and Catherine C. Bona and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2010.

Signature	Title

/s/ MILES C. DEARDEN, III Miles C. Dearden, III (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)	President and Director
/s/ LISA A. HONNOLD Lisa A. Honnold	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 18th day of March, 2010.

WALTER MINERALS, INC.
By:	/s/ LISA A. HONNOLD Name: Lisa A. Honnold Title: Authorized Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Leonard, Lisa A. Honnold and Catherine C. Bona and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2010.

Signature	Title

/s/ CHARLES C. STEWART Charles C. Stewart (Principal Executive Officer)	President
/s/ GREGORY R. SCOTT Gregory R. Scott (Principal Accounting Officer and Principal Financial Officer)	Chief Financial Officer/Controller
/s/ MILES C. DEARDEN, III Miles C. Dearden, III	Director
/s/ GEORGE R. RICHMOND George R. Richmond	Director